UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2005

PUBLIC COMPANY MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50098	88-0493734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5770 El Camino Road, Las Vegas, Nevada 89118

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (702) 222-9076

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definite Agreement

On May 24, 2005, Public Company Management Corporation (the "Registrant") announced via press release that its subsidiary, GoPublicToday.com ("GPT"), signed a contract with FLC Properties, Inc. ("FLC").  Under the contract, GPT will assist FLC in becoming a publicly traded company on the Over-the-Counter Bulletin Board market ("OTCBB") through a registration for resale of securities owned by certain FLC founders. The press release announcing this event  is filed herewith as exhibit 99.

The Registrant's subsidiary, GPT, signed the consulting contract with FLC on May 19, 2005. In exchange for securities registration services, GPT and will receive cash and securities issued by FLC as compensation.

FLC Properties competes in the commercial real estate industry. Launched in March 2004, FLC currently owns and manages a 90,000-square-foot shopping center located in North Richland Hills, Texas, a suburb of Fort Worth.  The center is 90 percent occupied by a variety of retail tenants.

FLC intends to raise capital to acquire additional properties; construct new properties in the United States and overseas; and to develop an online resource center for individuals interested in real estate investing, management and construction.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10	Contract for Services, dated May 19, 2005, between FLC Properties, Inc., and GoPublicToday.com
99	Press Release

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Public Company Management Corporation

May 31, 2005

/s/ Stephen Brock

Stephen Brock

Chief Executive Officer